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                                                                      Exhibit 12


                            MERITOR AUTOMOTIVE, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         SIX MONTHS ENDED MARCH 31, 1998

                           (In millions, except ratio)


Earnings available for fixed charges:
   Pre-tax income from continuing operations ....................         $ 130

   Adjustments:
      Undistributed income of affiliates ........................           (10)
      Minority interest in loss of subsidiaries .................             7
                                                                          -----
                                                                            127
                                                                          -----
Add fixed charges included in earnings:
     Interest expense ...........................................            21
     Interest element of rentals ................................             4
                                                                          -----
        Total ...................................................            25
                                                                          -----

     Total earnings available for fixed charges: ................         $ 152
                                                                          -----

Fixed charges:
      Fixed charges included in earnings ........................         $  25
      Capitalized interest ......................................            --
                                                                          -----
      Total fixed charges .......................................         $  25
                                                                          -----

      Ratio of Earnings to Fixed Charges(1) .....................           6.1
                                                                          =====

(1) "Earnings" are defined as pre-tax income from continuing operations, adjusted for income or loss attributable to minority interest in subsidiaries, undistributed earnings of less than majority owned subsidiaries, and fixed charges excluding capitalized interest. "Fixed charges" are defined as interest on borrowings (whether expensed or capitalized) and that portion of rental expense applicable to interest.